SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2004

___________________

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

     Fisher Scientific International Inc. (NYSE: FSH), a world leader in serving science, today reported record sales and earnings for the full year ended Dec. 31, 2003, reflecting improving trends in its scientific-products-and-services segment, strong sales to healthcare customers and a full quarter of results from Perbio.

     “We had an outstanding year, achieving record sales, earnings and operating cash flow, despite a challenging economic environment,” said Paul M. Montrone, chairman and chief executive officer. “With an expanded life-sciences footprint, favorable market dynamics and an improving economy, we believe we are well positioned to continue our growth in 2004.”

2003 Reported Results

     Sales for the fourth quarter increased 18.8 percent to $976.5 million compared with $822.1 million in the corresponding period of 2002. Excluding the effect of foreign exchange, sales totaled $952.7 million in the fourth quarter, a 15.9 percent increase over the same quarter in 2002. Including nonrecurring costs totaling $20.9 million, net of tax ($33.2 million pre-tax), related to the Perbio acquisition and debt refinancings, fourth-quarter net income was $18.6 million, or 28 cents per diluted share, compared with $26.9 million, or 46 cents per diluted share, in the fourth quarter of 2002.

     For the year ended Dec. 31, 2003, sales totaled $3,564.4 million, a 10.1 percent increase from sales of $3,238.4 million in 2002. Excluding the effect of foreign exchange, sales totaled $3,487.8 million in 2003, a 7.7 percent increase over the prior year. Full-year net income was $78.4 million, or $1.29 per diluted share, and includes $64.6 million, net of tax ($102.5 million pre-tax), of nonrecurring charges related to the company’s debt refinancings in the first and fourth quarters of 2003 and costs related to the Perbio transaction. Net income for the same period last year was $50.6 million, or 87 cents per diluted share, and includes $51.8 million, net of tax, of charges associated with a refinancing as well as the cumulative effect of an accounting change.

     Cash from operations for the year ended Dec. 31, 2003, totaled a record $218.0 million, reflecting an increase in earnings and continued improvements in working-capital management. Capital expenditures increased to $80.2 million, primarily the result of increased investment in the company’s U.S. distribution facilities and an acceleration of the spending associated with facility expansions at Perbio.

Business-Segment Results

     During the fourth quarter, the company changed its business segments to reflect the way it now manages the business and provide investors with better information and clarity regarding trends in Fisher’s principal markets. The new segments are:

1.	Scientific products and services: a global life-science business, providing products and services used for scientific-research, drug-discovery and drug-development applications. This segment manufactures and distributes a broad range of biochemicals, organic and inorganic chemicals, sera, cell-culture media, sterile liquid-handling systems, scientific instruments and equipment, safety products and other consumable supplies. In addition, this segment provides pharmaceutical services for clinical trials, combinatorial chemistry, custom-chemical synthesis, supply-chain management, and a number of other value-added services.

2.	Healthcare products and services: manufactures and distributes a wide array of diagnostic kits and reagents, consumable supplies, equipment, instruments, and medical devices to hospitals, clinical laboratories and physicians’ offices. Additionally, this segment provides outsourced manufacturing services for diagnostic reagents, calibrators and controls to the healthcare and pharmaceutical industries.

3.	Lab Workstations: manufactures and sells state-of-the-art laboratory workstations and fume hoods and provides lab-design services for pharmaceutical and biotech customers, colleges and universities, hospitals and reference labs, and secondary schools.

     Excluding the effect of foreign exchange, sales of scientific products and services in the fourth quarter totaled $673.5 million, a 20.1 percent increase compared with the same period in 2002. Sales from the cell-culture and bioresearch divisions of Perbio and an increase in sales in the United States offset slower growth internationally.

     Operating income increased 29.1 percent to $64.7 million from $50.1 million in the corresponding period of 2002. For full-year 2003, scientific-products-and-services sales reached $2,501.0 million compared with $2,258.0 million in 2002, a 10.8 percent increase. Operating income for 2003 grew to $230.0 million, an 11.5 percent increase over the previous year.

     Healthcare sales totaled $235.0 million in the latest quarter, a 13.3 percent increase compared with the prior year’s quarter. Strong demand for products sold into clinical labs and sales from the medical-device division of Perbio boosted sales growth in the fourth quarter. For the latest quarter, operating income totaled $9.6 million compared with $7.1 million in the same period in 2002. Sales for the full year increased 8.7 percent to $877.2 million compared with $806.7 million in 2002, while full-year operating income increased to $35.7 million from $25.2 million in 2002.

     As expected, fourth-quarter sales in the laboratory-workstations segment decreased to $50.0 million from $58.3 million in the prior year, while operating income was $1.8 million compared with $4.3 million in the corresponding quarter of 2002. The decline in sales and operating income was due to a $12 million homeland-security project in the fourth quarter of 2002 that was not repeated in 2003. Full-year sales rose to $206.1 million, up 6.3 percent from $193.9 million the prior year. Operating income declined slightly to $11.1 million in 2003 compared with $11.7 million in 2002.

     Order activity in the laboratory-workstations segment declined during the fourth quarter with backlog at approximately $105 million at year end, compared with $108 million at the end of 2002.

Special Items

•	On Oct. 21, Fisher sold $150 million of 8 percent senior subordinated notes at a dollar price of 107.5 to yield 6.75 percent maturing in 2013. Proceeds from the offering were used to retire most of the company’s 7 1/8 percent senior notes maturing in 2005.

Upcoming Presentations

Fisher Scientific will present at the following conferences:

•	Merrill Lynch Global Pharmaceutical, Biotechnology and Medical Device conference, Feb. 5, at the Grand Hyatt Hotel in New York City. Access to the webcast of the presentation and the presentation slides will be available on the company’s Web site at www.fisherscientific.com the day of the conference.

•	Lehman Brothers Seventh Annual Global Healthcare Conference, March 3, at the Loews Miami Beach Hotel in Miami

•	Robert W. Baird & Company Growth Stock Conference, May 4, at the Four Seasons Hotel in Chicago

•	Banc of America Healthcare Conference, May 20, at the Four Seasons Hotel in Las Vegas

•	Goldman Sachs Healthcare Conference, June 7-10, at the Ritz-Carlton Laguna Niguel Hotel in Dana Point, Calif.

Conference Call Scheduled

     Fisher will host a teleconference to discuss its 2003 financial results and 2004 guidance on Wednesday, Feb. 4 at 10 a.m. EST. Interested parties who would like to participate may call 800-299-8538 (passcode: 33329172). International callers should dial (+1) 617-786-2902. Following the call, an audio replay will be available for 10 days. Callers from the U.S. should dial 888-286-8010. International callers should dial (+1) 617-801-6888. The conference replay code is 70563688. The conference call will also be webcast on Fisher’s Web site (www.fisherscientific.com). The webcast may be accessed on the Investor Relations Info page and will be archived until Feb. 27.

Fisher Scientific International Inc.
Statement of Operations
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Sales	$976.5	$822.1	$3,564.4	$3,238.4
Cost of sales	722.3	603.7	2,624.9	2,383.3
Selling, general and administrative expense	191.5	157.0	680.9	612.2
Restructuring credits	—	(0.7)	—	(2.2)

Income from operations	62.7	62.1	258.6	245.1
Interest expense	22.5	22.1	84.8	91.3
Other expense, net	18.5	0.4	77.7	12.3

Income before income taxes and cumulative effect of accounting change	21.7	39.6	96.1	141.5
Income tax provision	3.1	12.7	17.7	44.8

Income before cumulative effect of accounting change	18.6	26.9	78.4	96.7
Cumulative effect of accounting change, net of tax	—	—	—	(46.1)

Net income	$18.6	$26.9	$78.4	$50.6

Basic income per common share before cumulative effect of accounting change	$0.30	$0.49	$1.38	$1.77
Cumulative effect of accounting change	—	—	—	(0.84)

Basic net income per common share	$0.30	$0.49	$1.38	$0.93

Diluted income per common share before cumulative effect of accounting change	$0.28	$0.46	$1.29	$1.67
Cumulative effect of accounting change	—	—	—	(0.80)

Diluted net income per common share	$0.28	$0.46	$1.29	$0.87

Weighted average common shares outstanding:
Basic	62.8	54.6	56.9	54.5

Diluted	66.6	58.3	60.6	57.9

Fisher Scientific International Inc.
Segment Results
(in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,

		Growth			Growth
	2003	Rate	2002	2003	Rate	2002

Revenue
Scientific Products and Services	$696.6	24.2%	$560.9	$2,501.0	10.8%	$2,258.0
Healthcare Products and Services	235.0	13.3%	207.4	877.2	8.7%	806.7
Laboratory Workstations	50.0	-14.2%	58.3	206.1	6.3%	193.9
Eliminations	(5.1)		(4.5)	(19.9)		(20.2)

Total	$976.5	18.8%	$822.1	$3,564.4	10.1%	$3,238.4

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,

		Operating		Operating		Operating		Operating
	2003	Margin	2002	Margin	2003	Margin	2002	Margin

Operating Income
Scientific Products and Services	$64.7	9.3%	$50.1	8.9%	$230.0	9.2%	$206.2	9.1%
Healthcare Products and Services	9.6	4.1%	7.1	3.4%	35.7	4.1%	25.2	3.1%
Laboratory Workstations	1.8	3.6%	4.3	7.4%	11.1	5.4%	11.7	6.0%
Eliminations	0.2		(0.1)		(0.1)		(0.2)

Segment sub-total	76.3	7.8%	61.4	7.5%	276.7	7.8%	242.9	7.5%

Restructuring and other credits	—		(0.7)		—		(2.2)
Inventory step-up	13.6		—		18.1		—

Operating income	$62.7	6.4%	$62.1	7.6%	$258.6	7.3%	$245.1	7.6%

Fisher Scientific International Inc.
Condensed Balance Sheet
(in millions)

	December 31,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$83.8	$38.8
Accounts receivable, net	432.7	358.0
Inventories	355.4	267.8
Other current assets	138.9	104.8

Total current assets	1,010.8	769.4
Property, plant and equipment	440.9	332.7
Goodwill	1,006.9	508.1
Other assets	400.8	261.2

Total assets	$2,859.4	$1,871.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$12.0	$23.9
Accounts payable	377.7	347.9
Accrued and other current liabilities	258.8	211.5

Total current liabilities	648.5	583.3
Long-term debt	1,386.1	921.8
Other liabilities	249.4	232.8

Total liabilities	2,284.0	1,737.9

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	0.6	0.5
Capital in excess of par value	964.5	676.4
Accumulated deficit	(426.5)	(504.9)
Accumulated other comprehensive income (loss)	40.0	(37.5)
Treasury stock, at cost	(3.2)	(1.0)

Total stockholders’ equity	575.4	133.5

Total liabilities and stockholders’ equity	$2,859.4	$1,871.4

Fisher Scientific International Inc.
Condensed Statement of Cash Flows
(in millions)

	Twelve Months Ended
	December 31,

	2003	2002

Cash flows from operating activities:
Net income	$78.4	$50.6
Depreciation and amortization	82.8	74.9
Other adjustments to reconcile net income to cash provided by operating activities	84.2	47.3
Cumulative effect of accounting change	—	46.1
Changes in working capital and other assets and liabilities	(27.4)	(59.6)

Cash provided by operating activities	218.0	159.3

Cash flows from investing activities:
Acquisitions, net of cash acquired	(672.0)	(61.1)
Capital expenditures	(80.2)	(43.9)
Other investing activity	(14.2)	(0.4)

Cash used in investing activities	(766.4)	(105.4)

Cash flows from financing activities:
Proceeds from sale of common stock	260.6	—
Net change in debt	376.6	(91.2)
Other financing activity	(53.5)	(3.4)

Cash provided by (used in) financing activities	583.7	(94.6)

Effect of exchange rate changes on cash	9.7	4.4
Net change in cash and cash equivalents	45.0	(36.3)
Cash and cash equivalents — beginning of period	38.8	75.1

Cash and cash equivalents — end of period	$83.8	$38.8

Fisher Scientific International Inc.
Reclassified Segment Results
Supplementary Information
(in millions)

	2003

Revenue	First	Second	Third	Fourth	Year

Scientific Products and Services	$572.2	$599.4	$632.8	$696.6	$2,501.0
Healthcare Products and Services	216.0	213.6	212.6	235.0	877.2
Laboratory Workstations	49.9	55.8	50.4	50.0	206.1
Eliminations	(4.7)	(4.3)	(5.8)	(5.1)	(19.9)

Total	$833.4	$864.5	$890.0	$976.5	$3,564.4

Operating Income
Scientific Products and Services	$48.5	$54.3	$62.5	$64.7	230.0
Healthcare Products and Services	9.8	9.0	7.3	9.6	35.7
Laboratory Workstations	2.6	3.8	2.9	1.8	11.1
Eliminations	(0.1)	(0.1)	(0.1)	0.2	(0.1)

Segment sub-total	60.8	67.0	72.6	76.3	276.7

Restructuring and other credits	—	—	—	—	—
Inventory step-up	—	—	4.5	13.6	18.1

Operating income	$60.8	$67.0	$68.1	$62.7	$258.6

	2002

Revenue	First	Second	Third	Fourth	Year

Scientific Products and Services	$541.1	$568.3	$587.7	$560.9	$2,258.0
Healthcare Products and Services	197.2	199.7	202.4	207.4	806.7
Laboratory Workstations	42.6	47.3	45.7	58.3	193.9
Eliminations	(5.4)	(5.4)	(4.9)	(4.5)	(20.2)

Total	$775.5	$809.9	$830.9	$822.1	$3,238.4

Operating Income
Scientific Products and Services	$45.8	$51.9	$58.4	$50.1	206.2
Healthcare Products and Services	6.2	6.4	5.5	7.1	25.2
Laboratory Workstations	1.7	2.8	2.9	4.3	11.7
Eliminations	0.1	0.1	(0.3)	(0.1)	(0.2)

Segment sub-total	53.8	61.2	66.5	61.4	242.9

Restructuring and other credits	—	(1.5)	—	(0.7)	(2.2)

Operating income	$53.8	$62.7	$66.5	$62.1	$245.1

ITEM 9. REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1, but only furnished pursuant to Item 12 of this Report, is the registrant’s press release dated February 3, 2004 announcing the Company’s earnings for the year ended December 31, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Attached hereto as Exhibit 99.1 is the registrant’s press release dated February 3, 2004 announcing the Company’s earnings for the year ended December 31, 2003. Within the press release, the Company has presented certain financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“Non-GAAP Measures”). The Company has presented Non-GAAP Measures for (i) adjusted diluted net income per share; (ii) adjusted operating income; (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); and (iv) free cash flow per share. With respect to all such Non-GAAP Measures, the Company has included (a) a presentation of the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”); and (b) a quantitative reconciliation of the differences between the Non-GAAP Measures and the most directly comparable measure calculated and presented in accordance with GAAP.

The Company defines adjusted diluted net income per share and adjusted operating income as diluted net income per share and income from operations, respectively, each computed in accordance GAAP, excluding items that the Company considers to be nonrecurring to the Company’s operations. The Company calculates and discloses adjusted diluted net income per share and adjusted operating income because the Company believes that these measures may assist investors in evaluating trends of the Company’s operating results without regard to transactions that are not recurring.

The Company defines EBITDA as net income (loss) computed in accordance with GAAP, excluding items considered nonrecurring to the Company’s operations, plus income taxes, interest expense, depreciation and amortization. The Company calculates and discloses EBITDA because the Company believes that it is helpful in assisting investors comparing the Company’s performance to that of other companies on a consistent basis without regard to depreciation, amortization or other charges that are not recurring to the operation of the business. Depreciation and amortization can vary significantly among companies depending on accounting methods. The Company believes that EBITDA, as defined, is also useful in helping investors compare the Company’s performance before the effect of various items that do not directly affect the Company’s operating performance. Further, EBITDA is a measure commonly used by fixed-income investors and commercial lenders, and hence the Company believes that disclosing this calculation may be useful to the holders of the Company’s debt instruments. However, investors should recognize that EBITDA is not a substitute for measures of financial performance determined in accordance with generally accepted accounting principles and that the Company’s computation of EBITDA may not be comparable to similarly titled measures of other companies.

The Company defines free cash flow per share as cash provided by operating activities less capital expenditures, computed in accordance with GAAP, divided by the Company’s diluted weighted average common shares outstanding. The Company believes that disclosing free cash flow per share is useful in determining the rate at which earnings are converted into cash and is therefore a useful measure of liquidity.

Investors should recognize these measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternatives for measures of financial performance determined in accordance with GAAP, such as net income as a measure of operating results or cash flows as a measure of liquidity.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: February 4, 2004	By:	/S/ Todd M. DuChene

		Name:	Todd M. DuChene
		Title:	Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Fisher Scientific International Inc.’s press release dated February 3, 2004 announcing the Company’s earnings for the year ended December 31, 2003. This Exhibit pertains to Item 12 of this report on Form 8-K.